UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2011

SPECTRUMDNA, INC.
(Exact name of registrant as specified in its charter)

Commission file number 333-148883

Delaware	20-4880377
(State or other jurisdiction	(I.R.S. Employer
of incorporation or	Identification No.)
organization)

1781 Sidewinder Drive, Suite 201
P.O. Box 682798
Park City, Utah	84068
(Address of principal	(Zip Code)
executive offices)

Registrant’s  telephone number, including area code:    (435) 658-1349

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2011, James A. Banister tendered his resignation as President, Chief Executive Officer, Secretary,  and Treasurer of SpectrumDNA, Inc. (the “Company”) and as President, Secretary, and Treasurer of Cooshoo, Inc., a subsidiary of the Company, to be effective as of June 30, 2011.  Mr. Banister will remain as a director and Chairman of the Board.

Item 8.01  Other Events.

In view of the Company’s limited cash position and other recent unexpected developments including but not limited to the resignations of certain other key employees in the areas of Business Development and Programming/Product Development as well as the resignation of Mr. Banister, the Board of Directors of the Company has decided that the Company reduce its business operations and focus its efforts primarily on fulfilling current business commitments with clients, raising capital and/or pursuing strategic alternatives which may include the acquisition or merger with another business opportunity, as well as the sale or license of the Company’s technology.  There can be no assurance that the Company will be successful in these efforts.   Additionally, the Company intends to continue to file reports and maintain its filing status with the SEC for the foreseeable future.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUMDNA, INC. (Registrant)

Dated: June 1, 2011	By:	/s/ James A. Banister
James A. Banister, Chief Executive Officer